UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 22, 2010

Commission file numbers: 333-82084-01
                                         333-82084

PAPERWEIGHT DEVELOPMENT CORP.	APPLETON PAPERS INC.
(Exact Name of Registrant as Specified in Its Charter)	(Exact Name of Registrant as Specified in Its Charter)

Wisconsin	Delaware
(State or Other Jurisdiction of Incorporation or Organization)	(State or Other Jurisdiction of Incorporation or Organization)

39-2014992	36-2556469
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

825 East Wisconsin Avenue, P.O. Box 359, Appleton, Wisconsin	54912-0359
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (920) 734-9841

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A corrects formatting of the document filed as Exhibit 2.1 of the Current Report on Form 8-K of Appleton Papers Inc. (the “Company”) originally filed with the Securities and Exchange Commission on July 26, 2010 (the “Original Filing”) regarding the Company’s sale of the outstanding capital stock of American Plastics Company Inc. and New England Extrusion Inc. to NEX Performance Films Inc., an entity affiliated with Mason Wells Buyout Fund II, Limited Partnership, pursuant to a stock purchase agreement dated as of July 2, 2010.

Except for the reformatted Stock Purchase Agreement included as Exhibit 2.1, this Current Report on Form 8-K/A does not otherwise update any other information or disclosures set forth in the Original Filing.

Item 9.01.              Financial Statements and Exhibits.

(a).           Not applicable

(b).	Not Applicable

(c).	Not applicable

(d).	Exhibits. The following exhibit is being filed herewith:

(2.1)	Stock Purchase Agreement, between Appleton Papers Inc. and NEX Performance Films Inc., dated as of July 2, 2010.*

*   The disclosure schedules to the Stock Purchase Agreement are not being filed herewith. The registrants agree to furnish supplementally a copy of any such schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 9, 2010

Paperweight Development Corp.
By:	/s/ Patrick J. Jermain
Name:	Patrick J. Jermain
Title:	Principal Accounting Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 9, 2010

Appleton Papers Inc.
By:	/s/ Patrick J. Jermain
Name:	Patrick J. Jermain
Title:	Principal Accounting Officer